Exhibit 99.1
News Release

Contacts:
First Solar, Inc.	Sapphire Investor Relations, LLC
Jens Meyerhoff	Erica Mannion
Chief Financial Officer	Investor Relations
(602) 414- 9315	(212) 766 -1800
investor@firstsolar.com	investor@firstsolar.com
First Solar, Inc. Announces 2006 Fourth Quarter and Year-end Financial Results
•	Fourth quarter revenues of $52.7 million and $135.0 million for fiscal 2006

•	Fourth quarter net income of $8.0 million and $4.0 million for fiscal 2006
PHOENIX, AZ — February 13, 2007 — First Solar, Inc. (Nasdaq: FSLR) today announced its financial results for the fourth quarter and fiscal year, ended December 30, 2006. Quarterly revenues were $52.7 million, up from $40.8 million in the third quarter of fiscal 2006 and up from $13.6 million in the fourth quarter of fiscal 2005. Revenues for the fiscal year ended December 30, 2006 were $135.0 million, up from $48.1 million in fiscal year 2005.
Net income for the fourth quarter of fiscal 2006 was $8.0 million or $0.11 per share on a fully diluted pro-forma basis, compared to net income of $4.3 million or $0.06 per share on a fully diluted pro-forma basis for the third quarter of fiscal 2006 and a net loss of $7.2 million for the fourth quarter of fiscal 2005 or $(0.11) per share on a fully diluted pro-forma basis. Net income for fiscal 2006 was $4.0 million or $0.05 per share on a fully diluted pro-forma basis compared to a net loss of $6.5 million for fiscal 2005 or $(0.10) per share on a fully diluted pro-forma basis.
Pro forma earnings per share have been adjusted for the three months ended December 30, 2006, September 30, 2006 and December 31, 2005 and for the fiscal years ended December 30, 2006 and December 31, 2005, to give effect to the Company’s initial public offering as of the beginning of fiscal 2005. The pro forma earnings per share reflect the issuance of the Company’s common stock in its initial public offering. The Company believes the pro forma earnings per share presentation represents a meaningful basis for the comparison of its current results to results during fiscal periods occurring prior the Company’s initial public offering.

On a GAAP fully diluted basis, net income for the fourth quarter of fiscal 2006 was $0.12 per share, compared to $0.07 per share for the third quarter of fiscal 2006. Net loss for the fourth quarter of 2005 was $(0.14) per share on a GAAP fully diluted basis. Also on a GAAP fully diluted basis, net income for fiscal 2006 was $0.07 per share compared to a net loss of $(0.13) per share for fiscal 2005.
“During the fourth quarter we recognized the full benefit of our Ohio expansion, resulting in 25MW of production at that plant during the quarter. The strong sequential increase in throughput reduced our manufacturing cost per watt to $1.25 for the fourth quarter, a 12% reduction from the third quarter of 2006. In addition, completion of our German manufacturing plant is on schedule, and the German plant will provide us with additional capacity to fulfill continued strong customer demand for our products,” said Michael J. Ahearn, Chief Executive Officer of First Solar.
First Solar will discuss these results and expected results for fiscal 2007 in a conference call scheduled for today at 2:30 p.m. Mountain, or 4:30 p.m. EST. To participate in the conference call, please dial (800) 819-9193 or (913) 981-4911. The public is invited to listen to a live web cast of First Solar’s conference call on the Investor section of the company’s website at www.firstsolar.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until Friday, February 16, 2007 at 12:00 a.m. EST and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering access ID number 4420579.
About First Solar:
First Solar, Inc. (Nasdaq: FSLR) manufactures solar modules with an advanced thin film semiconductor process that significantly lowers solar electricity costs. By enabling clean renewable electricity at affordable prices, First Solar provides an economic alternative to peak conventional electricity and the related fossil fuel dependence, greenhouse gas emissions, and peak time grid constraints.
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The First Solar, Inc. logo is available at http://www.primezone.com/newsroom/prs/?pkgid=3052
For First Solar Investors:
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships, and other risks detailed in the company’s filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

FIRST SOLAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit/share amounts)
(Unaudited)

	Three Months Ended		Fiscal Years Ended
	December	December	December	December
	30, 2006	31, 2005	30, 2006	31, 2005

Net sales	$52,695	$13,581	$134,974	$48,063
Cost of sales	27,080	9,811	80,730	31,483

Gross profit	25,615	3,770	54,244	16,580

Operating expenses:
Research and development	1,649	1,462	6,361	2,372
Selling, general, and administrative	10,950	6,991	33,348	15,825
Production start-up	3,975	1,763	11,725	3,173

	16,574	10,216	51,434	21,370

Operating income (loss)	9,041	(6,446)	2,810	(4,790)

Foreign currency gain (loss)	2,752	(663)	5,544	(1,715)
Interest expense	(157)	(272)	(1,023)	(418)
Other income (expense), net	1,427	177	1,849	372

Income (loss) before income taxes	13,063	(7,204)	9,180	(6,551)
Income tax expense	5,025	—	5,206	—

Income (loss) before cumulative effect of change in accounting principle	8,038	(7,204)	3,974	(6,551)
Cumulative effect of change in accounting for share-based compensation	—	—	—	89

Net income (loss)	$8,038	$(7,204)	$3,974	$(6,462)

Net income (loss) per membership unit/share
Basic	$0.13	$(0.14)	$0.07	$(0.13)
Diluted	$0.12	$(0.14)	$0.07	$(0.13)

Weighted-average units/shares used to compute net income (loss) per unit/share

Basic	63,968	49,916	56,310	48,846

Diluted	66,324	49,916	58,255	48,846

FIRST SOLAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)

	December 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$308,092	$16,721
Marketable securities	323	312
Accounts receivable, net	27,966	1,098
Inventories	16,510	6,917

Economic development funding receivable	27,515	—
Prepaid expenses and other current assets	8,116	1,505

Total current assets	388,522	26,553
Property and equipment, net	178,868	73,778
Restricted investments	8,224	1,267
Other noncurrent assets	2,896	286

Total assets	$578,510	$101,884

LIABILITIES AND MEMBERS’/STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$16,339	$—

Note payable to a related party	—	20,000
Current portion of long-term debt	3,311	142
Accounts payable and accrued expenses	32,083	13,771

Other current liabilities	340	—

Total current liabilities	52,073	33,913
Accrued recycling	3,724	917

Note payable to a related party	—	8,700
Long-term debt	61,047	19,881

Other noncurrent liabilities	—	79

Total liabilities	116,844	63,490

Employee stock options on redeemable shares	50,226	25,265

Members’/stockholders’ equity:

Membership equity	—	162,307
Common stock, $0.001 par value per share; 242,500,000 shares authorized; 72,331,964 shares issued and outstanding at December 30, 2006	72	—

Additional paid in capital	555,749	—

Accumulated deficit	(145,403)	(149,377)
Accumulated other comprehensive income	1,022	199

Total member’/stockholders’ equity	411,440	13,129

Total liabilities and members/stockholders’ equity	$578,510	$101,884

FIRST SOLAR, INC.

PRO FORMA vs. GAAP EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
A reconciliation of the denominator used in calculating pro forma fully diluted earnings per share is as follows:

	Three Months Ended			Fiscal Years Ended
	December 31,	September 30,	December 30,	December 31,	December 30,
	2005	2006	2006	2005	2006

Net income (loss)	$(7,204)	$4,292	$8,038	$(6,462)	$3,974

Weighted-average shares outstanding, diluted	49,916	57,956	66,324	48,846	58,255
Adjustment to reflect the IPO shares as if they had been outstanding since the beginning of 2005	16,193	16,193	8,363	16,193	14,236

Pro forma weighted-average shares outstanding, diluted	66,109	74,149	74,687	65,039	72,491

Net income per share diluted as reported	$(0.14)	$0.07	$0.12	$(0.13)	$0.07

Net income per share diluted pro forma	$(0.11)	$0.06	$0.11	$(0.10)	$0.05